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                                                                    EXHIBIT 23.7



                   CONSENT OF BROBECK, PHLEGER & HARRISON LLP



     We consent to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.



                                          /s/ BROBECK, PHLEGER & HARRISON LLP

                                          --------------------------------------

                                             Brobeck, Phleger & Harrison LLP



New York, New York


August 10, 2000